UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2012 (November 1, 2012)

IPAYMENT HOLDINGS, INC.

IPAYMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	333-177233-19 000-50280	20-4777880 62-1847043
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tower 56, 126 East 56th Street 33rd Floor New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 802-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In August 2012, iPayment, Inc. (the “Company”) and iPayment Holdings, Inc. (“Holdings”) were presented with accusations from one of the Company’s employees that certain of the Company’s employees and outside contractors had engaged in financial misconduct. Following an initial inquiry into these accusations by the Company, the Board of Directors of the Company engaged Debevoise & Plimpton LLP and forensic accountants of Ernst & Young LLP to work with management to conduct an internal investigation of the alleged misconduct.

During the course of the Company’s investigation, certain executives of the Company and Holdings were terminated or resigned, as reported by the Company on Form 8-K on September 12, 2012.

The Company’s internal investigation revealed financial misconduct by certain former officers and employees of the Company and certain of its outside contractors. Such misconduct occurred in three principal areas: (i) creation of false obligations to make residual and other payments (which resulted in the Company making such payments in respect of merchant accounts that were not subject to legitimate payment obligations); (ii) overstatement of certain vendor invoices, principally in the information technology area; and (iii) falsification of certain employee expense reimbursements and other payments. The Company believes that the foregoing activities, which generally occurred over a period from the third quarter of 2008 through August 2012, involved a total loss of funds to the Company of approximately $11.4 million through June 30, 2012.

The Company has entered into cooperation and restitution agreements with several participants in the misconduct and is in discussions regarding similar agreements with the remaining participants. There can be no assurance, however, that it will reach additional settlement agreements or that it will be able to recover a material portion of the losses described above.

Based on the results of the Company’s internal investigation, and the financial impact thereof on prior financial periods, the Boards of Directors of the Company and Holdings, at meetings held on November 1, 2012, determined that the Company’s financial statements (i) for the fiscal years ended December 31, 2009, 2010 and 2011 included in the Company’s Annual Reports on Form 10-K for the years then ended and Ernst & Young LLP’s reports thereon, (ii) for the interim periods within such fiscal years included in the Company’s Quarterly Reports on Form 10-Q, and (iii) for the quarters ended March 31, 2012 and June 30, 2012 included in the Company’s Quarterly Reports on Form 10-Q (the “Affected Financial Statements”), should no longer be relied upon. Similarly, related press releases describing the Company’s financial results for these periods should no longer be relied upon. The Company will restate the Affected Financial Statements to reflect the effect of the fraudulent activities on the Affected Financial Statements. The restated financial statements to be prepared for the dates and periods covered by the Affected Financial Statements are referred to in this report as the “Restated Financial Statements.”

The Company believes that the identified losses relating to the foregoing activities fall within two general categories in terms of their effect on the Affected Financial Statements:

Approximately $4.8 million of such identified losses through June 30, 2012 were classified as residual and other expenses within Other Costs of Services in the Affected Financial Statements during the period in which the fraudulent activities took place. The Company intends to reclassify these as embezzlement costs, but still within Other Costs of Services. Hence, the misclassification of such expenses had no net effect on the Company’s results of operations in its previously issued financial statements, and the Company does not expect that such misclassification will have any net effect on its results of operations in the Restated Financial Statements.

The remaining amount of such identified losses, totaling approximately $6.6 million through June 30, 2012, were capitalized in the Affected Financial Statements as property and equipment, other intangible assets or other assets during the periods in which the fraudulent activities took place (and in subsequent periods, net of accumulated depreciation). Such losses will be reclassified as expenses in the Restated Financial Statements in the periods in which the fraudulent activities took place and thus will effect the Company’s results of operations in its Restated Financial Statements. The expected adjustments related to the fraudulent transactions classified as property and equipment, other intangible assets or other assets are set forth below in the table “Expected Adjustments to Previously Issued Financial Statements.” The Company is in the process of determining the impact of the expected adjustments on its tax provision for the periods effected; as a result, the table below excludes the impact of the adjustments on the Company’s tax provision and net income, which impacts will be reflected in the Restated Financial Statements.

Expected Adjustments to Previously Issued Financial Statements

	(dollars in thousands—unaudited)
	iPayment, Holdings	iPayment, Holdings (Successor & Predecessor)	iPayment, Inc.
	For 6 Mos Ended June 30,	For the Years Ended December 31,
	2012	2011	2010	2009	2008
Previously reported revenues	$343,708	$708,814	$699,174	$717,928	$794,825
Recording of immaterial prior period adjustments not related to fraudulent transactions	$334	($564)	$0	$0	$0
Restated revenues	$344,042	$708,250	$699,174	$717,928	$794,825

Previously reported other costs of services	$133,675	$252,875	$216,873	$228,253	$240,880

Expected Adjustments:
Write-off of fraudulent transactions recorded as property and equipment, other intangible assets or other assets	$1,237	$2,222	$1,890	($9)	$1,021
Reversal of depreciation and amortization expense related to the fraudulently capitalized assets	($459)	($498)	($459)	($255)	($82)
Recording of immaterial prior period adjustments not related to fraudulent transactions	$1,996	($1,996)	$0	$0	$0
Restated other costs of services	$136,449	$252,603	$218,304	$227,989	$241,819

Expected Adjustments to Income (Loss) before income taxes	($2,440)	($292)	($1,431)	$264	($939)
Previously reported Income (loss) before income taxes	($10,570)	($22,081)	$41,177	$24,064	$25,395
Restated Income (Loss) before income taxes	($13,010)	($22,373)	$39,746	$24,328	$24,456

In light of the matters discussed above, the Board of Directors further concluded on November 1, 2012 that material weaknesses in the internal control over financial reporting exist at the Company, and consequently the Board of Directors has determined that management’s report on internal control over financial reporting as of December 31, 2009, 2010 and 2011, included in the Company’s Annual Reports on Form 10-K for the years then ended, should no longer be relied upon. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. The existence of one or more material weaknesses precludes a conclusion by management that a corporation’s internal control over financial reporting is effective. The Company is currently in the process of remediating the weaknesses in internal control over financial reporting referred to above by designing and implementing new procedures and controls throughout the Company and its subsidiaries and by strengthening its accounting department through the addition of new personnel and resources.

The Company intends to issue the Restated Financial Statements as soon as practicable after the conclusion of the internal investigation and the preparation and completion of the Restated Financial Statements. At this time, however, the Company cannot predict with certainty when the preparation of the Restated Financial Statements will be completed. The Company does not expect to file its Quarterly Report on Form 10-Q for the period ending September 30, 2012 until the Restated Financial Statements are completed. Subject to the foregoing, the Company currently expects to issue the Restated Financial Statements and to file its Quarterly Report on Form 10-Q for the period ending September 30, 2012, by not later than February 15, 2013.

The Company does not believe that the matters discussed above impacted its compliance to date with the financial covenants set forth in its credit agreement. Taking into account the adjustments outlined above, the Company believes that it would have continued to be in compliance with such financial covenants for all relevant prior periods.

The Company is in the process of seeking a waiver from the lenders under its credit agreement for (i) any default that may have resulted from any inaccuracy in the Affected Financial Statements and (ii) any failure to deliver by November 15, 2012 unaudited financial statements for the quarterly period ending September 30, 2012.

The foregoing information is based on facts obtained to date from the results of the internal investigation and the reviews of previously issued financial statements of the Company. Additional information could be discovered through ongoing investigatory activities or as a result of the preparation of the Restated Financial Statements. Such information could result in the Company having to make additional adjustments to one or more of the Affected Financial Statements, or identifying and having to remediate other material weaknesses in its internal control over financial reporting.

The Board of Directors has discussed the matters disclosed in this filing with the Company’s independent registered public accounting firm, Ernst & Young LLP.

Forward-Looking Statements

The foregoing discussion includes statements and information that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by that Act.

These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions or the negative thereof. Such forward-looking statements include, but are not limited to, our statements that the Company’s financial statements for the years ended December 31, 2009, 2010 and 2011, as well as the interim periods within such years and the quarters ended March 31, 2012 and June 30, 2012, should no longer be relied upon, and information regarding the preliminary results of the internal investigation and the estimated effects on the Affected Financial Statements. These forward-looking statements are subject to risks, uncertainties and other factors, including discovery of information in addition to or different from the information on which such estimates are based. As a result of these matters, actual results may differ materially from those projected and the actual adjustments reflected in the Restated Financial Statements to be issued by the Company may differ materially from the anticipated results expressed or implied in the forward-looking statements made in the foregoing discussion. Factors that could affect the Company’s actual results include the results of the continuing review into the financial misconduct, the impact on the Company’s results of operations, the timing of any restatement of the Affected Financial Statements, the impact of such restatement on the Company’s financing agreements and other material agreements, the extent of the weaknesses in the Company’s internal control over financial reporting, the timing of the filing of the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2012, and other various uncertainties disclosed in the Company’s reports filed with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q. The Company urges readers to take such factors and the possibility of such differences into account in any consideration of the forward-looking statements included in this report and not place undue reliance on such statements. The forward-looking statements included in this report are made only as of the date of this report, and the Company undertakes no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPAYMENT HOLDINGS, INC.

By:	/s/ Mark C. Monaco
Name: Mark C. Monaco Title: Executive Vice President, Chief Financial Officer, Treasurer and Director of iPayment Holdings, Inc. (Principal Financial Officer)

Dated: November 5, 2012

IPAYMENT, INC.

By:	/s/ Mark C. Monaco
Name: Mark C. Monaco Title: Executive Vice President, Chief Financial Officer, Treasurer and Director of iPayment, Inc. (Principal Financial Officer)

Dated: November 5, 2012